SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP. PRFD

          GAMCO INVESTORS, INC.
                                12/19/96            1,000-           69.3750
                                12/11/96              500-           69.5000
                                11/12/96            1,000-           70.5000
































                     (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE
                         EFFECTED ON THE NY STOCK EXCHANGE.

                     (2) PRICE EXCLUDES COMMISSION.

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